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                                                                   Exhibit 3.104

                            CERTIFICATE OF FORMATION

                                       OF

              MeriStar Plantation Shopping Center Company, L.L.C.


1. The name of the limited liability company is MeriStar Plantation Shopping Center Company, L.L.C.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.



     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of MeriStar Plantation Shopping Center Company, L.L.C. this Thirtieth day of September, 1998.


                                        /s/ Christopher L. Bennett
                                        -----------------------------------
                                        Christopher L. Bennett
                                        Authorized Person